As filed with the Securities and Exchange Commission on March 15, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEABRIGHT INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2393241
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2101 4th Avenue, Suite 1600	98121
Seattle, Washington	(Zip Code)
(Address of Principal Executive Offices)

SeaBright Insurance Holdings, Inc. 2005 Long-Term Equity Incentive Plan
SeaBright Insurance Holdings, Inc. Amended and Restated 2003 Stock Option Plan
(Full title of the plan)

John G. Pasqualetto
Chairman, President and Chief Executive Officer
SeaBright Insurance Holdings, Inc.
2101 4th Avenue, Suite 1600
Seattle, Washington 98121
(Name and address of agent for service)

Copy to:
James S. Rowe, Esq.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

(206) 269-8500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be		offering price per	aggregate offering	registration
registered	registered (1)		share (2)	price (2)	fee
Common Stock, par value $0.01 per share	298,351	(3)	$10.50	$3,132,685.50	$368.72
Common Stock, par value $0.01 per share	749,404	(4)	$12.05	$9,030,318.20	$1,062.87
Common Stock, par value $0.01 per share	491,508	(5)	$6.54	$3,214,462.32	$378.34
Common Stock, par value $0.01 per share	284,950	(6)	$12.05	$3,433,647.50	$404.14
Total	1,824,213 shares			$18,811,113.52	$2,214.07

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	With respect to the 298,351 shares of common stock issuable upon the exercise of stock options that are currently outstanding under the SeaBright Insurance Holdings, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”) and the 491,508 shares of common stock issuable upon the exercise of stock options that are currently outstanding under the SeaBright Insurance Holdings, Inc. Amended and Restated 2003 Stock Option Plan (the “2003 Plan”), the proposed maximum offering price is calculated pursuant to Rule 457(h) under the Securities Act based on exercise prices of $10.50 for the options outstanding under the 2005 Plan and $6.54 for the options outstanding under the 2003 Plan. With respect to the 749,404 shares of common stock that are currently authorized for issuance upon exercise of awards that have not yet been granted under the 2005 Plan and the 284,950 shares of common stock that are currently authorized for issuance upon exercise of awards that have not yet been granted under the 2003 Plan, the proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for the shares of common stock as reported on The Nasdaq Stock Market on March 9, 2005 solely for the purpose of calculating the registration fee.

(3)	Represents shares of common stock issuable upon the exercise of stock options that are currently outstanding under the 2005 Plan.

(4)	Represents shares of common stock that are currently authorized for issuance upon exercise of awards that have not yet been granted under the 2005 Plan.

(5)	Represents shares of common stock issuable upon the exercise of stock options that are currently outstanding under the 2003 Plan.

(6)	Represents shares of common stock that are currently authorized for issuance upon exercise of awards that have not yet been granted under the 2003 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by SeaBright Insurance Holdings, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Company’s Prospectus, dated January 20, 2005 and filed on January 21, 2005 pursuant to Rule 424(b) of the Securities Act, which relates to the Company’s Registration Statement on Form S-1 (Registration No. 333-119111).

     (b) The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on September 17, 2004 (Registration No. 333-119111), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 21, 2005 (Registration No. 000-51124).

     (c) The Company's Current Report on Form 8-K filed on March 14, 2005.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities. Not applicable.

Item 5. Interests of Named Experts and Counsel. Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware. Its Amended and Restated Certificate of Incorporation provides, as permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), that each person who was or is a party or is threatened to be made a party to or is otherwise involved with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or other enterprise (an “indemnitee”), will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such indemnitee in connection therewith. This right of indemnification includes the obligation of the Company to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification. The Company may also, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     The Company’s Amended and Restated Certificate of Incorporation also contains a provision that eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by DGCL.

     In addition, the Company’s Amended and Restated Certificate of Incorporation provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits. Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 15, 2005.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:	/s/ John G. Pasqualetto

John G. Pasqualetto Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Pasqualetto, Richard J. Gergasko and Joseph S. De Vita and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2005.

Signature	Title
/s/ John G. Pasqualetto	Chairman, President and Chief Executive Officer
(Principal Executive Officer)
John G. Pasqualetto

/s/ Joseph S. De Vita	Senior Vice President, Chief Financial Officer and
Assistant Secretary
Joseph S. De Vita	(Principal Financial Officer)

/s/ M. Philip Romney	Vice President – Finance and Assistant Secretary
(Principal Accounting Officer)
M. Philip Romney

/s/ J. Scott Carter	Director

J. Scott Carter

/s/ Peter Y. Chung	Director

Peter Y. Chung

Signature	Title
/s/ William M. Feldman	Director

William M. Feldman

/s/ Mural R. Josephson	Director

Mural R. Josephson

/s/ George M. Morvis	Director

George M. Morvis

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company.*

4.2	Amended and Restated By-laws of the Company.*

4.3	Form of certificate representing shares of common stock, $0.01 par value per share.**

4.4	SeaBright Insurance Holdings, Inc. Amended and Restated 2003 Stock Option Plan.***

4.5	SeaBright Insurance Holdings, Inc. 2005 Long-Term Equity Incentive Plan.****

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*

24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of this Registration Statement).*

* Filed herewith.

** Previously filed on November 22, 2004 as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-119111).

*** Previously filed on December 8, 2004 as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-119111).

**** Previously filed on January 3, 2005 as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-119111).